        As filed with the Securities and Exchange Commission on October 22, 1997
                                                   Registration No. ____________
 -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                        --------------------------------

                          THE SPORTS CLUB COMPANY, INC.
                  ---------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                            95-4479735
 ----------------------------                               ----------------
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                             identification no.)

                       11100 Santa Monica Blvd., Suite 300
                          Los Angeles, California 90025
                                  310-479-5200
       -------------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                D. Michael Talla
                              Chairman of the Board
                          The Sports Club Company, Inc.
                       11100 Santa Monica Blvd., Suite 300
                          Los Angeles, California 90025
                                  310-479-5200
               ---------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                            Joseph P. Bartlett, Esq.
                      Kinsella Boesch Fujikawa & Towle, LLP
                       1901 Avenue of the Stars, 7th Floor
                          Los Angeles, California 90067
                                 (310) 201-2017

      Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                   Proposed Maximum   Proposed Maximum     Amount of
     Title of each class of          Amount to be   Offering Price   Aggregate Offering   Registration
   Securities to be registered        registered     Per Share(1)         Price(1)           Fee(1)
----------------------------------------------------------------------------------------------------------
Common Stock, $ .01 par value
per share                             2,395,621       $ 8.5625          $20,512,504.81     $   6,215.91
==========================================================================================================


(1) Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                  SUBJECT TO COMPLETION DATED, OCTOBER 22, 1997

PROSPECTUS                       2,395,621 SHARES
----------

                          THE SPORTS CLUB COMPANY, INC.


                                  COMMON STOCK
                           (PAR VALUE $0.01 PER SHARE)


      This Prospectus is being used in connection with the offering (the "Offering"), from time to time, by Millennium Partners LLC, Millennium Entertainment Partners, LP and Green Valley Investment Company, Inc. (the "Selling Shareholders"), of up to 2,395,621 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of The Sports Club Company, Inc. (the "Company"). The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. All expenses of registration incurred in connection with the Offering are being borne by the Company, but all selling and other expenses incurred by the Selling Shareholders in connection with the sale of the Shares will be borne by the Selling Shareholders. The Company is not aware of any underwriting arrangements with respect to the sale by the Selling Shareholders of any of the Shares.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES
                 COMMISSION, NOR HAS THE COMMISSION OR ANY STATE
                 SECURITIES COMMISSION PASSED UPON THE ACCURACY
                       OR ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                                  IS A CRIMINAL
                                    OFFENSE.

        THE COMMON STOCK OFFERED HEREBY IS SUBJECT TO CERTAIN MATERIAL RISKS. SEE "RISK FACTORS" AT PAGES 4 THROUGH 6 OF THIS PROSPECTUS.

      The issued and outstanding Common Stock of the Company is listed on the American Stock Exchange ("ASE"). On October 20, 1997, the closing price of the Common Stock on the ASE was $8-9/16 per Share. The Shares may be offered by or for the account of the Selling Shareholders, from time to time, on the ASE or on any stock exchange on which the Shares may be listed at the time of sale, in negotiated or at-market transactions (including block transactions), or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale or related to such prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers who may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders or the purchaser of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both. Such compensation as to a particular broker-dealer might be in excess of customary commissions. Any broker-dealer acquiring Shares from the Selling Shareholders may sell such shares in its normal market making activities, through other brokers as a principal or agent, in negotiated or at market transactions, or through a combination of such methods. See "Selling Shareholders" and "Plan of Distribution."

                The date of this Prospectus is October 22, 1997.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices: the Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048, and the Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. They may also be obtained by written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The registrant's Common Stock, par value $0.01 per share, is listed on the American Stock Exchange and the registrant's reports, proxy statements and other information can be inspected at the American Stock Exchange, or at the Company's main office at 11100 Santa Monica Boulevard, Suite 300, Los Angeles, California, 90025. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding the Company. The address for such site is http://www.sec.gov.

      A registration statement, together with all amendments, exhibits and documents incorporated therein by reference (the "Registration Statement"), has been filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered by this Prospectus. This Prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements in this Prospectus as to the contents of exhibits are not necessarily complete, and each statement is qualified in all respects by reference to the copies of documents filed or incorporated by reference as exhibits to the registration statement or otherwise filed with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents (or parts thereof) filed with the Commission by the Company are incorporated by reference in this Prospectus:

      (a) The Company's Annual Report on Form 10-K and Form 10-KA for the fiscal year ended December 31, 1996.

      (b) The Company's Quarterly Reports on Form 10-Q and Form 10-QA for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997.

      (c) The description of the Company's securities contained in the Company's Registration Statement on Form 8-A, declared effective by the Commission on October 13, 1994.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment, indicating that all of the Shares offered hereby have been sold, or deregistering all of the Shares that, at the time of such post-effective amendment, remain unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      Upon the written or oral request of each person, to whom a copy of this Prospectus is delivered, the Company shall furnish to such person, without charge, copies of any or all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests for such documents should be directed to Investor

Relations, The Sports Club Company, Inc, 11100 Santa Monica Boulevard, Suite 300, Los Angeles, California, 90025 telephone (310) 479-5200.

                           FORWARD LOOKING STATEMENTS

      The discussions set forth in this Prospectus and in the documents incorporated by reference herein contain forward-looking statements relating to the future operations of the Company, the adequacy of the Company's cash for its anticipated requirements, and other matters. These forward-looking statements are based on a series of projections and assumptions regarding the economy, other statements which are not historical facts, the Company's operations and the sports and fitness industry in general. These projections and assumptions involve certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statement. Furthermore, actual results may differ from projected results as a result of unforeseen developments relating to demand for the Company's services and competitive pricing trends in the health and fitness market; increased expenses; the success of planned advertising, marketing and promotional campaigns; changes in personnel or compensation; business interruptions resulting from earthquakes, landlord disputes or other causes; general market acceptance of new and existing Clubs operated by the Company; changes in membership growth patterns; the success of new products; and regulatory or legal proceedings and rulings which might adversely affect the Company. Investors are also directed to consider other risk and uncertainties discussed in all documents filed by the Company with the SEC. The Company expressly disclaims any obligation to update any forward-looking statements as a result of developments after the date hereof.

                                   THE COMPANY

      The Sports Club Company, Inc. (the "Company") operates sports and fitness clubs ("Clubs"), primarily under the "The Sports Club," and the "Spectrum Club" names, and is actively seeking to acquire or develop, own and operate additional Clubs. The Company currently owns interests in ten Clubs. Eight of the Clubs are located in Southern California. In addition, the Company has numerous Clubs in different stages of development, including Clubs in Washington D.C., San Francisco, California, Boston, Massachusetts and Thousand Oaks, California. As of September 30, 1997, there were approximately 56,296 members at all Clubs.

      The Company operates two types of Clubs, differentiated primarily by the level of amenities and services provided, diversity of facilities available and fees charged for services. The Sports Clubs have been developed as "urban country clubs" offering a full range of services and amenities, and are marketed primarily to affluent, health conscious individuals. The Spectrum Clubs are designed as smaller-scale Sports Clubs. The marketing focus of the Spectrum Clubs is directed primarily to professionals and the range of services and fitness options offered at these Clubs is more limited than at The Sports Clubs. Clubs operated under names other than The Sports Club and the Spectrum Club will generally offer a range of services comparable to either The Sports Clubs or the Spectrum Clubs.

      The Company's strategy is to respond to the public's demand for facilities offering a wide variety of sports, fitness and social activities. The Company's primary objectives are to develop and acquire multi-amenity facilities complementary to existing Clubs and to develop and implement new programs at existing Clubs to maintain and expand membership. The Company believes that significant opportunities exist for the Company to acquire and operate multi-amenity sports and fitness clubs.

      The Company intends to expand further The Sports Club name and concept through the development of new facilities or the acquisition and conversion of existing facilities in selected metropolitan areas where a sufficient potential membership base exists to support a 100,000 square foot or larger facility. To expand further the Spectrum Club name and concept, the Company expects to develop and acquire suitable facilities located in or adjacent to metropolitan areas either near a Sports Club or in areas where the potential membership base is significant but will not support a Sports Club facility. The Company intends to develop and acquire clubs in locations which are in or adjacent to large metropolitan areas both within and outside of California.

      The Company was organized in Delaware in January 1994. Its executive officers are located at 11100 Santa Monica Boulevard, Suite 300, Los Angeles, California 90025, and its telephone number is 310-479-5200.

                                  RISK FACTORS

      Prospective investors should consider, among other things, the following factors in connection with a decision to purchase the Common Stock offered hereby:

ATTRACTION AND RETENTION OF MEMBERS

      The Company's profitability is dependent on its ability to attract and maintain its membership levels at its Clubs, and there can be no assurance that it will be successful in these efforts, or that the membership levels at one or more of its Clubs will not decline. There are numerous factors that could lead to a decline in membership levels or that could prevent the Company from increasing its membership at newer Clubs (at which membership is generally not yet at a mature level), including the public image of the Clubs, the ability of the Clubs to deliver quality service at a competitive cost, the presence of direct and indirect competition in the areas in which the Clubs are located, the public's interest in sports and fitness clubs and general economic conditions. As a result of these factors, there can be no assurance that the Clubs' membership levels will be adequate to maintain or permit the expansion of their operations.

DEVELOPMENT AND ACQUISITION OF ADDITIONAL CLUBS; RISKS OF CONSTRUCTION DELAYS

      The Company is actively seeking to acquire or develop, own and operate additional clubs under the Spectrum Club, The Sports Club and other names in selected locations in and adjacent to large metropolitan areas both within and outside the state of California. A primary component of the Company's strategy is to expand Club operations to other geographical locations outside of Southern California. The successful development and acquisition of new Clubs will depend on various factors, including the availability of suitable sites for Clubs, the ability of the Company to successfully negotiate satisfactory lease and other contracts for new Clubs and to meet construction schedules and budgets, the degree to which potential members outside of Southern California are receptive to the types of clubs operated by the Company, and the extent to which new Clubs otherwise perform in accordance with expectations. As a result of the foregoing, there can be no assurance that the Company will be able to develop or otherwise acquire sports and fitness facilities in areas into which it wishes to expand, or that any such expansion will be profitable for the Company.

NEED FOR ADDITIONAL FINANCING

      Expansion of the Company's sports and fitness club operations will require substantial amounts of capital. The availability of additional financing may affect the Company's ability to develop or acquire new Clubs. To finance expansion, the Company may use existing credit facilities, seek additional borrowings, and may seek further equity investments. The Company will also consider entering into joint venture and partnership agreements for the purpose of developing new clubs. There can be no assurance that funds for such expansion, whether from equity or debt financings or other sources, will be available or, if available, will be on terms satisfactory to the Company. The Company's future growth may be limited if it is unable to complete either the development or acquisition of new clubs due to a lack of available funds.

DEPENDENCE ON SINGLE GEOGRAPHIC AREA; ECONOMIC DIFFICULTIES IN SOUTHERN CALIFORNIA; RISK OF UNINSURED LOSS

      Although the Company is in the process of developing Clubs in other areas currently all operating Clubs other than the Reebok-Sports Club/NY and the Green Valley Athletic Club are located in Southern California and thus the performance of the Company will be particularly influenced by developments in this market area. Further, the Northridge, California earthquake in January 1994, which caused extensive damage to The Sports Club/LA, underscores the risks arising from having most of the Clubs situated within Southern California. All of the Clubs maintain comprehensive casualty, liability and business interruption insurance and all Clubs located in California maintain earthquake insurance. The Company believes that its insurance coverage is in accordance with industry standards. There are, however, certain types of losses which may be either uninsurable or not economically insurable. Accordingly, there can be no assurance that any insurance proceeds will adequately compensate for all economic consequences of an earthquake or other event. Should an uninsured loss occur, the Company could lose both its invested capital in a particular Club or Clubs and its anticipated profits from such Club or Clubs. Such events thus could materially adversely affect the Company and its operations.

RISKS INVOLVED IN DEVELOPMENT ACTIVITIES THROUGH PARTNERSHIPS AND JOINT VENTURES

      The Company owns interests in the Spectrum Club/Manhattan Beach and the Reebok-Sports Club/NY in partnership with other investors, and may enter into similar partnership or joint venture arrangements in the future. Partnership and joint venture developments may, under certain circumstances, present certain risks to the Company, including the possibility that the Company's partners or co-venturers might become bankrupt and that such partners or co-venturers might have economic or other business interests or objectives that are inconsistent with the Company's interests or objectives. Such partners or co-venturers may also be in a position to take actions contrary to the Company's interests and objectives and to cause delays or impasses which may prevent the Company from implementing business decisions with respect to the partnerships and joint ventures. These risks are heightened in Clubs (such as the Spectrum Club/Manhattan Beach and the Reebok Sports Club/NY) where the Company's partners may, under certain circumstances, have the right to assert control over the day-to-day operations of the Clubs.

COMPETITION

      The sports and fitness industry is highly competitive at the lower end of the market and less competitive at the higher levels that cater to a more affluent membership base. Although the sports and fitness industry is still fragmented, certain of the Company's competitors are significantly larger and have greater financial and operating resources than the Company. In addition, a number of individual and regional operators compete with the Company throughout the Company's existing and targeted markets. Many of these clubs attract the same types of members targeted by the Spectrum Clubs and The Sports Clubs. The Company also competes with recreational facilities established by governments and businesses, the YMCA and YWCA, country clubs and weight-reducing salons, as well as products and services that can be used in the home. Other entertainment and retail businesses also compete with the Company for the discretionary income of its target market. As the general public becomes increasingly aware of the benefits of regular exercise, it is anticipated that additional sports and fitness businesses will emerge to compete with established operators like the Company, some of which may be larger and have greater financial and operating resources than the Company.

RISKS ASSOCIATED WITH PRICING STRATEGY

      Competitive conditions in certain markets in which the Company operates may limit the Company's ability to maintain or increase membership pricing without a material loss in membership.

HEALTH RISKS

      Use of the Company's fitness clubs poses some potential health risks to members or guests through exertion and use of the Company's services and facilities including exercise equipment. There can be no assurance that a claim against the Company for death or an injury suffered by members or their guests while exercising at a club will not be asserted or that the Company would be able to successfully defend any claim that might be asserted. The Company currently maintains general liability coverage; however, there can be no assurance that the Company will be able to maintain such liability insurance on acceptable terms in the future or that such insurance will provide adequate coverage against potential claims.

GOVERNMENT REGULATION

      The operations and business practices of the Company are subject to regulation at federal, state and, in some cases, local levels. General rules and regulations of the Federal Trade Commission (the "FTC"), and of state and local consumer protection agencies, and state statutes apply to the Company's advertising, sales and other trade practices, including the sale of memberships and the financing and collection of membership fees. Although the Company is not aware of any proposed material changes in any such statutes, rules or regulations, any changes could have a material adverse effect on the Company's financial condition and results of operations.

ABSENCE OF DIVIDENDS

      The Company does not anticipate paying any cash dividends on its capital stock in the foreseeable future. In addition, the Company's ability to pay cash dividends is limited by its credit agreements.

DEPENDENCE UPON KEY PERSONNEL AND EXPERIENCED MANAGEMENT

      The Company is dependent upon the efforts and skills of its executive officers, who have substantial experience in the sports and fitness club industry. The loss of one or more of such officers could have a material adverse impact on the Company's operations. In addition, the development and expansion of the Company's business will require additional experienced management and operations personnel. While the Company believes that it will be able to attract qualified employees to manage and operate the Company's current and prospective Clubs, no assurance can be given that such employees will be available to, or can be retained by, the Company.

PRINCIPAL SHAREHOLDERS, OFFICERS AND DIRECTORS HAVE CONTROL; CLASSIFIED BOARD MAY DELAY OR PREVENT CORPORATE TAKE-OVER

      The Company's principal stockholders, officers, directors and their affiliates beneficially own approximately 65.0% of the outstanding shares of the Common Stock (approximately 66.0% assuming full vesting and exercise of their outstanding options to purchase shares of Common Stock under the Company's 1994 Stock Incentive Plan). As a result, such persons, acting together, have control over all matters requiring stockholder approval. The concentration of ownership under certain circumstances could have the effect of delaying or preventing a change in control of the Company.

CERTAIN ANTI-TAKEOVER CHARTER PROVISIONS AND EFFECTS OF DELAWARE LAW

      The Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which may have the effect of deterring hostile takeovers or delaying changes in control of the Company. The Company also has a classified Board of Directors such that less than a majority of the members of the Board are elected at each annual meeting of stockholders. Classified boards may have the effect of delaying, deferring or discouraging changes in control of the Company. In addition, the Board of Directors has authority to issue up to 1,000,000 shares of Preferred Stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of these shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any such Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company, thereby delaying, deferring or preventing a change in control of the Company. In addition, such Preferred Stock may have other rights, including economic rights, senior to the Common Stock, and as a result, the issuance thereof could have a material adverse effect on the market value of the Common Stock. Furthermore, certain provisions of Delaware law could delay or make more difficult a merger, tender offer or proxy contest involving the Company.

                                 USE OF PROCEEDS

      The Shares which may be sold under this Prospectus will be sold for the Selling Shareholders. Accordingly, the Company will not realize any proceeds from the sale of the Shares.

                              SELLING SHAREHOLDERS

      The following table sets forth (i) the name of each Selling Shareholder,
(ii) the number of Shares and the percentage owned by each Selling Shareholder,
(iii) the number of Shares offered for each Selling Shareholder's account, and
(iv) the number of Shares and the percentage owned by each Selling Shareholder after completion of the offering, assuming that all Shares offered pursuant to this Prospectus are sold. The Shares to be sold by Green Valley Investment Company, Inc. were issued by the Company in connection with the Company's acquisition of the Green Valley Athletic Club. The Shares to be sold by Millennium Partners LLC and Millennium Entertainment Partners, LP were issued by the Company in exchange for Millennium Entertainment Partners, LP's interest in the Reebok-Sports Club/NY, and $5 million in cash. Apart from such transactions, none of the Selling Shareholders has held any position or office, or had any other material relationship with the Company, within the last three years.



                     Number and                                  Number and
                     Percentage                                 Percentage of
                      of Shares         Number of Shares        Shares Owned
Selling              Owned Prior       Offered for Selling      Giving Effect
Shareholder        to Offering(1)     Shareholder's Account      to Offering
-----------        --------------     ---------------------      -----------

Millennium
Partners LLC(1)    1,863,532(13.6%)       1,052,631          662,300(4.8%)(1)

Millennium
Entertainment
Partners LLP       1,052,632 (7.7%)       1,052,632                0

Green Valley
Investment
Company, Inc.      290,358 (2.1%)           290,358                0


------------
(1) Includes 662,300 shares owned of record by Millennium Development Partners, L.P.


                              PLAN OF DISTRIBUTION

      The sales of the Shares by the Selling Shareholders may be effected, from time to time, on the ASE or on any stock exchange on which the Shares may be listed at the time of sale, in negotiated or in "at-market" transactions (which may be block transactions), or through a combination of such methods of sale, at fixed prices, at market prices prevailing at the time of sale or related to such prevailing market prices, or at negotiated prices or at prices reflecting a combination of such methods. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both. Such compensation to a particular broker-dealer might be in excess of customary commissions.

      The Selling Shareholders and any broker-dealers that act in connection with the sale of the Shares hereunder might be deemed to be "Underwriters" within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit realized on the resale of Shares as principals might be deemed to be underwriting compensation under the Securities Act.

      The Selling Shareholders may also sell Securities short and redeliver the Securities to close out such short positions. The Selling Shareholders may also enter into option, hedging or other transactions with broker-dealers which require the delivery to the broker-dealer of the Securities registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this Prospectus. The Selling Shareholders may also loan or pledge the Securities registered hereunder to a broker-dealer and the broker-dealer may sell the Securities so loaned or upon a default the broker-dealer may effect sales of the pledged Securities pursuant to this Prospectus.

      Any broker-dealer acquiring Shares from a Selling Shareholders may sell the Shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis, or to its customers. Any such sales may be at fixed prices, at market prices prevailing at the time of sale or related to such prevailing market prices, at negotiated prices, or at prices reflecting a combination of such methods.

      The Company has advised the Selling Shareholders that anti-manipulative rules contained in Regulation M promulgated under the Exchange Act may apply to their sales in the market. The Company has furnished the Selling Shareholders with copies of these rules, and has informed the Selling Shareholders of the need for them to deliver copies of this Prospectus in connection with their resales of the Shares. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving sale of the Shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealer purchases shares as a principal, any profits received on the resale of such Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

      Upon the Company's being notified by any Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such Shares were sold by the Selling Shareholder, the commissions paid or discounts or concessions allowed by the Selling Shareholder to such broker-dealer(s), and where applicable, that such broker-dealer(s), did not conduct any investigation to verify the information set out in this Prospectus.

      Any Shares which qualify for resale pursuant to Rule 144 promulgated under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

      There can be no assurance that the Selling Shareholders will sell all or any of the Shares offered hereunder.

                                     EXPERTS

      The consolidated financial statements of the Company as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

      The validity of the Common Stock offered hereby will be passed upon for the Company by Kinsella, Boesch, Fujikawa & Towle, LLP, 1901 Avenue of the Stars, 7th Floor, Los Angeles, California.

                                  MISCELLANEOUS

      NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING

SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION, NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CRETE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                TABLE OF CONTENTS

Available Information..........................................................2
Incorporation of Certain Documents.............................................2
Forward Looking Statements.....................................................3
The Company....................................................................3
Risk Factors...................................................................4
Use of Proceeds................................................................6
Selling Shareholders...........................................................7
Plan of Distribution...........................................................7
Experts........................................................................8
Legal Matters..................................................................8
Miscellaneous..................................................................8

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The estimated expenses set forth below will be borne as indicated below:


Item                            Amount                Borne by
----                            ------                --------

Registration Fee              $ 6,215.91              Company

Legal Fees and Expenses       $ 7,000.00              Company

Accounting Fees and
Expenses                      $ 2,000.00              Company

Miscellaneous Expenses        $ 2,000.00              Company
                              ----------

Total                         $17,215.91


ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The registrant's Certificate of Incorporation includes provisions which limit the liability of its directors. As permitted by applicable provisions of the Delaware General Corporation Law (the "Delaware Law"), directors will not be liable to the registrant for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. This limitation does not affect liability for any breach of a director's duty to the registrant or its shareholders (i) with respect to approval by the director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that the director believes to be contrary to the best interests of the registrant or its shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his or her duty to the registrant or its shareholders, or that show a reckless disregard for duty to the registrant or its shareholders in circumstances in which he or she was, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the registrant or its shareholders, or (iii) based on transactions between the registrant and its directors or another corporation with interrelated directors or on improper distributions, loans or guarantees under applicable sections of Delaware Law. This limitation of directors' liability also does not affect the availability of equitable remedies, such as injunctive relief or rescission.

      The registrant's Bylaws authorize the registrant to indemnify its directors and officers to the full extent permitted by Delaware Law, including circumstances in which indemnification is otherwise discretionary under Delaware Law, and the registrant has entered into indemnification agreements with its directors providing such indemnity. The indemnification agreements will constitute binding agreements between the registrant and each of the other parties thereto, and thus prevent the registrant from modifying its indemnification policy in a way that is adverse to any person who is a party to an indemnification agreement.

ITEM 16.    EXHIBITS


EXHIBIT NO.                               DESCRIPTION
-----------                               -----------

4.1 Specimen Common Stock Certificate - Incorporated by reference to the registrant's registration statement on Form S-1, declared effective on October 13, 1994 (SEC File No.
                  33-79552).

5.1               Opinion of Kinsella, Boesch, Fujikawa & Towle, LLP.

23.1              Consent from KPMG Peat Marwick LLP.

24.1              Power of Attorney (included on Page II-4).


ITEM 17.    UNDERTAKINGS

      1. The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Los Angeles, State of California, on October 20, 1997.

                                    THE SPORTS CLUB COMPANY, INC.


                                    By: /s/ D. MICHAEL TALLA
                                        --------------------------------------
                                        D. Michael Talla
                                        Chairman of the Board
                                        Chief Executive Officer
                                        (Duly Authorized Representative)

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                         Title                             Date
----------                         -----                             ----

/s/ D. MICHAEL TALLA            Chairman of the Board          October 20, 1997
---------------------------     Chief Executive
D. Michael Talla                (Principal Executive Officer)


/s/ JOHN M. GIBBONS             President, Chief Operating     October 20, 1997
---------------------------     Officer and a Director
John M. Gibbons


/s/ NANETTE PATTEE FRANCINI     Executive Vice President,      October 20, 1997
---------------------------     Secretary and a Director
Nanette Pattee Francini


/s/ TIMOTHY M. O'BRIEN          Chief Financial Officer        October 20, 1997
---------------------------     (Principal Financial and
Timothy M. O'Brien              Accounting Officer)


/s/ REX A. LICKLIDER            Vice Chairman of the Board     October 20, 1997
---------------------------
Rex A. Licklider


/s/ ANDREW L. TURNER            Director                       October 20, 1997
---------------------------
Andrew L. Turner


/s/ DENNISON VERU               Director                       October 20, 1997
---------------------------
Dennison Veru


/s/ BRIAN J. COLLINS            Director                       October 20, 1997
---------------------------
Brian J. Collins

                                POWER OF ATTORNEY


        The undersigned director and/or officer of THE SPORTS CLUB COMPANY (the "Company"), does hereby constitute and appoint D. Michael Talla, John M. Gibbons and Timothy M. O'Brien, and each of them, with full power of substitution and resubstitution, as his true and lawful attorney(s) to do any and all things, and to execute any and all instruments, which said attorney(s) and agent(s) may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of the Company, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in the capacities indicated below to the registration statement on Form S-3 to be filed for such registration, and any and all amendments (including post-effective amendments) thereto whenever filed.

Signatures                         Title                             Date
----------                         -----                             ----

/s/ D. MICHAEL TALLA            Chairman of the Board          October 20, 1997
---------------------------     Chief Executive
D. Michael Talla                (Principal Executive Officer)


/s/ JOHN M. GIBBONS             President, Chief Operating     October 20, 1997
---------------------------     Officer and a Director
John M. Gibbons


/s/ NANETTE PATTEE FRANCINI     Executive Vice President,      October 20, 1997
---------------------------     Secretary and a Director
Nanette Pattee Francini


/s/ TIMOTHY M. O'BRIEN          Chief Financial Officer        October 20, 1997
---------------------------     (Principal Financial and
Timothy M. O'Brien              Accounting Officer)


/s/ REX A. LICKLIDER            Vice Chairman of the Board     October 20, 1997
---------------------------
Rex A. Licklider


/s/ ANDREW L. TURNER            Director                       October 20, 1997
---------------------------
Andrew L. Turner


/s/ DENNISON VERU               Director                       October 20, 1997
---------------------------
Dennison Veru


/s/ BRIAN J. COLLINS            Director                       October 20, 1997
---------------------------
Brian J. Collins

                                INDEX TO EXHIBITS


EXHIBIT NO.                         DESCRIPTION
-----------                         -----------

4.1 Specimen Common Stock Certificate - Incorporated by reference to the registrant's registration statement on Form S-1, declared effective on October 13, 1994 (SEC File No.
                      33-79552).

5.1                   Opinion of Kinsella, Boesch, Fujikawa & Towle, LLP.

23.1                  Consent from KPMG Peat Marwick LLP.

24.1                  Power of Attorney (included on Page II-4).